SILVER BAY REALTY TRUST CORP.
REPORTS FOURTH QUARTER 2015 FINANCIAL RESULTS
Recorded 54% Year-Over-Year Increase in Fourth Quarter Core Funds from Operations to $0.20 per Share

NEW YORK, February 24, 2016 - Silver Bay Realty Trust Corp. (NYSE: SBY) (“the Company” or “Silver Bay”) today announced its financial results for the quarter ended December 31, 2015.

Highlights

▪	Total revenue of $30.6 million for the fourth quarter of 2015, an increase of 48% compared to the fourth quarter of 2014

▪	Net operating income of $17.8 million for the fourth quarter of 2015, an increase of 64% compared to the fourth quarter of 2014

▪	Core Funds from Operations of $0.20 per share, an increase of 54% compared to the fourth quarter of 2014

▪	Increased aggregate occupancy to 96% on portfolio of 9,022 single-family properties

▪	Estimated net asset value per share of $22.03, a 10.5% increase compared to the fourth quarter of 2014

▪	Achieved rental increases of 4.1% on new move-ins and 3.5% on renewals

“We are pleased by our 2015 financial results which demonstrate the healthy progress we have made by focusing on operations,” said Thomas W. Brock, Silver Bay’s Interim Chief Executive Officer. “Rental growth and increased occupancy levels along with steady development of our operational initiatives delivered the best quarter we have seen yet. Looking ahead, we believe continuing to refine our operations will drive further value creation for our stockholders.”

Financial Results

Silver Bay reported total revenue of $30.6 million for the fourth quarter of 2015, a 48% increase compared to total revenue of $20.7 million for the fourth quarter of 2014. This increase was due primarily to the increase in the number of leased properties generating rental income, and to a lesser extent, rental growth. The Company owned 8,645 leased properties as of December 31, 2015 as compared to 5,812 leased properties as of December 31, 2014. Net loss attributable to common stockholders for the fourth quarter of 2015 was $0.8 million, or $(0.02) per common share, compared to net loss attributable to common stockholders for the fourth quarter of 2014 of $2.4 million, or $(0.08) per common share.

The Company reported net operating income (“NOI”) of $17.8 million for the fourth quarter of 2015, a 64% increase compared to NOI of $10.9 million for the fourth quarter of 2014. Core Funds From Operations (“Core FFO”) for the fourth quarter of 2015 was $7.6 million, or $0.20 per share(1), a 54% increase on a per share basis compared to Core FFO for the fourth quarter of 2014 of $4.9 million, or $0.13 per share. NOI and Core FFO are non-GAAP(2) financial measures. Reconciliations of net loss to NOI and Core FFO are included in the financial and operating tables accompanying this press release.

(1) Per share means per weighted average common shares and common units of the operating partnership.
(2) GAAP is defined in accordance with accounting principles generally accepted in the United States.

Portfolio, Financial and Operating Metrics Summary

Silver Bay owned a portfolio of 9,022 single-family properties as of December 31, 2015. The following table provides a summary of Silver Bay’s portfolio, financial and operating metrics for the fourth quarters of 2015 and 2014, respectively:

PORTFOLIO, FINANCIAL AND OPERATING SUMMARY
	As of December 31, 2015	As of December 31, 2014
Estimated net asset value per share	$22.03	$19.93
Book value per share	$14.67	$15.43

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014
Net operating income as a percentage of total revenue	57.9%	52.5%
Core FFO per share	$0.20	$0.13
Net loss attributable to common shares	$(0.02)	$(0.08)

	As of December 31, 2015	As of December 31, 2014
Occupancy Rate
Stabilized properties	96%	94%
Aggregate portfolio	96%	86%
Average monthly rent on the aggregate portfolio	$1,167	$1,194
Trailing Twelve Month Turnover	27.6%	30.2%

Estimated Net Asset Value

Silver Bay reported an estimated net asset value (“Estimated NAV”) per share of $22.03, based on an estimated fair market value (“Estimated Portfolio Value”) of the Company’s properties of $1.4 billion as of December 31, 2015. The Company’s book value per share was $14.67 as of December 31, 2015. The difference between Estimated NAV and book value per share is attributable to multiple factors, including aggregate home price appreciation in Silver Bay markets, purchasing at discounts to market prices, value created by the Company’s renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

The Estimated Portfolio Value of the Company’s properties is calculated by Silver Bay’s proprietary automated valuation model (“AVM”), which estimates the value of the Company’s properties on an individual basis based on comparable sales in the residential real estate market, without reference to the intended use for the properties. Estimated NAV does not ascribe any value to in-place leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties), nor does it consider cash flow or other yield metrics or the estimated costs of selling its properties. Estimated NAV and Estimated Portfolio Value are non-GAAP financial measures. A reconciliation of book value to Estimated NAV is included in the financial and operating tables accompanying this press release.

Operating Metrics

Silver Bay reported an occupancy rate of 96% on both the stabilized and aggregate portfolio of properties as of December 31, 2015, an increase from 94% and 86%, respectively, in the fourth quarter 2014. A summary of Silver Bay’s occupancy rates is included in the financial and operating tables accompanying this press release.

Silver Bay reported an average monthly rent for the aggregate portfolio of $1,167 for the fourth quarter of 2015, compared to an average monthly rent of $1,194 for the fourth quarter of 2014. The change in average monthly rent is primarily due to portfolio mix related to The American Home portfolio acquisition (“the Portfolio”), which was slightly offset by rental growth.

The trailing twelve month turnover improved 260 basis points to 27.6% as of December 31, 2015 from 30.2% as of December 31, 2014.

Dividend Declaration

The Company’s Board of Directors declared a quarterly dividend of $0.13 per share of common stock for the quarter ended December 31, 2015. The dividend was paid January 8, 2016 to common stockholders of record at the close of business on December 28, 2015.

Liquidity and Capital Resources

The Company's liquidity and capital resources as of December 31, 2015 consisted of cash of $29.0 million, escrow deposits of $15.5 million and $73.5 million borrowing capacity on its revolving credit facility.

Conference Call

Silver Bay will host a conference call on February 25, 2016 at 10:00 a.m. EST to discuss fourth quarter 2015 financial results and business highlights. To participate in the teleconference, please call toll-free (888) 338-9509 (or (412) 902-4187 for international callers and (855) 669-9657 for Canadian callers) approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the internet on the Company's website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the Events Calendar link. For those unable to attend, a telephone playback will be available beginning at 1:00 p.m. EST on February 25, 2016 through 9:00 a.m. EST on March 25, 2016. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers and (855) 669-9658 for Canadian callers) and providing Conference Number 10079428. The call will also be archived on the Company's website in the Investor Relations section under the Events Calendar link.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is an internally managed Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio, South Carolina and Texas. Silver Bay has elected to be taxed as a Real Estate Investment Trust (“REIT”) for U.S. federal tax purposes.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, readers can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Readers can also identify forward-looking statements by discussions of strategy, plans or intentions. Examples of forward-looking statements include statements about: the search for and qualifications of a permanent chief executive officer; our projected financial and operating results; our ability to lease and operate acquired properties and to improve our operating performance, including our abilities and projections related to turnover rates and timeframes, operating costs, rent increases, and occupancy rates; intentions related to asset sales, including pricing, volume and identity of such assets; our intentions related to our capital allocation strategy, including through the use of share repurchases; expectations of portfolio size; the impact of seasonality on Silver Bay’s results; estimates relating to Silver Bay’s ability to make distributions to its stockholders in the future; market trends in Silver Bay’s industry, such homeownership rates and the impact of such trends on its operations; future real estate values and prices; and the general economy and its impact on Silver Bay’s results.

The forward-looking statements contained in this press release and related conference reflect Silver Bay’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause Silver Bay’s actual results to differ significantly from those expressed or implied in any forward-looking statement. Silver Bay is not able to predict all of the factors that may affect future results. Readers should not rely on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include national, regional or local economic, business, competitive, market and regulatory conditions and the following: those factors described in the discussion on risk factors in Part I, Item 1A, “Risk Factors,” Part II, Item 7A "Quantitative and Qualitative Disclosures about Market Risk" and Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Silver Bay’s Annual Report on Form 10-K and other risks and uncertainties detailed in Silver Bay’s other reports and filings with the Securities and Exchange Commission ("SEC"); defaults on, early terminations of or non-renewal of leases by residents; resident turnover or turnover costs; Silver Bay’s ability to maintain occupancy levels and leasing traffic or to attract and retain qualified residents in light of increased competition in the leasing market for quality residents, the relatively short duration of leases, inadequate marketing, reputational damage or other reasons; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control for reasons including damage to properties due to storms, other natural causes or residents and other reasons; Silver Bay’s ability to successfully operate its properties; Silver Bay’s ability to maintain rents at levels that are sufficient to keep pace with rising costs of operations; Silver Bay’s ability to dispose of assets at attractive pricing levels; the amount of capital available for share repurchases and other purposes; Silver Bay’s ability to implement its service technician initiatives or the impact of such initiatives to reduce maintenance, turnover and other expenses as predicted; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s failure to meet the conditions to draw under the revolving credit facility; maintenance or capital improvement costs related to the portfolio acquired from The American Home (the “Portfolio”) that exceed Silver Bay's assumptions, defaults among residents of the Portfolio that exceed Silver Bay's assumptions; the Company’s ability to hire and retain skilled managerial, investment, financial and operational personnel; the Company’s ability to perform under the covenants of its revolving credit facility and securitization loan; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; Silver Bay’s dependence on key personnel to carry its business and investment strategies and its ability to hire and retain skilled managerial, investment, financial, and operational personnel, and the performance of third-party vendors and service providers, including third party management professionals, maintenance providers, leasing agents, and property managers; and Silver Bay’s ability to remain qualified as a REIT.

The forward-looking statements in this press release and related conference call represent Silver Bay’s views as of the date of this press release.  Subsequent events and developments could cause these views to change. However, while Silver Bay may elect to update these forward-looking statements at some point in the future, Silver Bay has no current intention of doing so except to the extent required by applicable laws.  Readers should, therefore, not rely on these forward-looking statements as representing Silver Bay’s views as of any date subsequent to the date of this press release. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders of Silver Bay, and other interested persons, may find additional information regarding the Company at the SEC's website at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Suite 210, Plymouth, MN 55447, telephone (952) 358-4400.

Contact
Anh Huynh, Director of Investor Relations, Silver Bay Realty Trust Corp., ahuynh@silverbaymgmt.com, (952) 358-4400.

UNAUDITED SUPPLEMENTAL FINANCIAL AND OPERATING DATA
FOURTH QUARTER 2015

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	December 31, 2015	December 31, 2014
Assets
Investments in real estate:
Land and land improvements	$220,110	$167,780
Building and improvements	989,574	780,590
	1,209,684	948,370
Accumulated depreciation	(74,907)	(43,150)
Investments in real estate, net	1,134,777	905,220
Assets held for sale	11,184	2,010
Cash	29,028	49,854
Escrow deposits	15,472	20,211
Resident security deposits	12,521	8,595
In-place lease and deferred lease costs, net	689	688
Deferred financing costs, net	13,075	11,960
Other assets	7,673	3,842
Total assets	$1,224,419	$1,002,380

Liabilities and Equity
Liabilities:
Securitization loan, net of unamortized discount of $1,086 and $1,387, respectively	$303,880	$310,665
Revolving credit facility	326,472	67,096
Accounts payable and accrued expenses	16,752	13,090
Resident prepaid rent and security deposits	14,462	9,634
Total liabilities	661,566	400,485
10% cumulative redeemable preferred stock, $0.01 par; 50,000,000 authorized, 1,000 issued and outstanding	1,000	1,000
Equity:
Stockholders’ equity:
Common stock $0.01 par; 450,000,000 shares authorized; 36,063,187 and 36,711,694, respectively, shares issued and outstanding	359	366
Additional paid-in capital	651,987	660,776
Accumulated other comprehensive loss	(1,613)	(86)
Cumulative deficit	(121,620)	(94,593)
Total stockholders’ equity	529,113	566,463
Noncontrolling interests - Operating Partnership	32,740	34,432
Total equity	561,853	600,895
Total liabilities and equity	$1,224,419	$1,002,380

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue:
Rental income	$29,975	$20,089	$111,159	$75,910
Other income	666	584	2,535	2,020
Total revenue	30,641	20,673	113,694	77,930

Expenses:
Property operating and maintenance	5,627	4,737	22,106	17,274
Real estate taxes	3,983	3,031	15,847	11,042
Homeowners’ association fees	447	267	1,912	1,260
Property management	2,831	1,841	11,093	9,401
Depreciation and amortization	10,115	6,823	35,189	25,623
Advisory management fee - affiliates	—	—	—	6,621
Management internalization	—	194	—	39,373
Portfolio acquisition expense	18	—	2,064	—
General and administrative	3,991	3,016	15,915	10,334
Share-based compensation	718	292	2,613	1,022
Interest expense	5,968	2,876	21,275	11,586
Total expenses	33,698	23,077	128,014	133,536
Loss before other income (expense), income taxes and non-controlling interests	(3,057)	(2,404)	(14,320)	(55,606)
Other income (expense):
Net gain on disposition of real estate	1,724	13	4,044	174
Ineffectiveness of interest rate cap agreements	(51)	—	(51)	(480)
Other expense	(319)	(101)	(383)	(785)
Total other income (expense)	1,354	(88)	3,610	(1,091)
Loss before income taxes and non-controlling interests	(1,703)	(2,492)	(10,710)	(56,697)
Income tax benefit, net	905	—	758	—
Net loss	(798)	(2,492)	(9,952)	(56,697)
Net loss attributable to noncontrolling interests - Operating Partnership	46	143	577	143
Net loss attributable to controlling interests	(752)	(2,349)	(9,375)	(56,554)
Preferred stock distributions	(25)	(25)	(100)	(100)
Net loss attributable to common stockholders	$(777)	$(2,374)	$(9,475)	$(56,654)
Loss per share - basic and diluted:
Net loss attributable to common shares	$(0.02)	$(0.08)	$(0.26)	$(1.49)
Weighted average common shares outstanding	36,069,198	37,169,071	36,209,999	38,119,971

Comprehensive Loss:
Net loss	$(798)	$(2,492)	$(9,952)	$(56,697)
Other comprehensive loss:
Change in fair value of interest rate cap agreements	(84)	(83)	(1,587)	(291)
Losses reclassified into earnings from other comprehensive (loss) income	60	—	60	481
Other comprehensive (loss) income	(24)	(83)	(1,527)	190
Comprehensive loss	(822)	(2,575)	(11,479)	(56,507)
Less comprehensive loss attributable to noncontrolling interests - Operating Partnership	138	143	669	143
Comprehensive loss attributable to controlling interests	$(684)	$(2,432)	$(10,810)	$(56,364)

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

	Common Stock
	Shares	Par Value Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Cumulative Deficit	Total Stockholders’ Equity	Noncontrolling Interests - Operating Partnership	Total Equity
Balance at January 1, 2014	38,561,468	$385	$689,646	$(276)	$(31,795)	$657,960	$—	$657,960
Non-cash equity awards, net	68,062	—	1,002	—	—	1,002	—	1,002
Repurchase and retirement of common stock	(1,917,836)	(19)	(31,470)	—	—	(31,489)	—	(31,489)
Dividends declared	—	—	—	—	(6,244)	(6,244)	—	(6,244)
Net loss	—	—	—	—	(56,554)	(56,554)	(143)	(56,697)
Issuance of common Operating Partnership units in connection with management internalization	—	—	—	—	—	—	36,173	36,173
Other comprehensive loss	—	—	—	(291)	—	(291)	—	(291)
Losses reclassified into earnings from other comprehensive loss	—	—	—	481	—	481	—	481
Adjustment to noncontrolling interests - Operating Partnership	—	—	1,598	—	—	1,598	(1,598)	—
Balance at December 31, 2014	36,711,694	366	660,776	(86)	(94,593)	566,463	34,432	600,895
Non-cash equity awards, net	132,932	1	2,522	—	—	2,523	—	2,523
Repurchase and retirement of common stock	(781,439)	(8)	(12,426)	—	—	(12,434)	—	(12,434)
Dividends declared	—	—	—	—	(17,652)	(17,652)	—	(17,652)
Net loss	—	—	—	—	(9,375)	(9,375)	(577)	(9,952)
Other comprehensive loss	—	—	—	(1,587)	—	(1,587)	—	(1,587)
Losses reclassified into earnings from other comprehensive loss	—	—	—	60	—	60	—	60
Adjustment to noncontrolling interests - Operating Partnership	—	—	1,115	—	—	1,115	(1,115)	—
Balance at December 31, 2015	36,063,187	$359	$651,987	$(1,613)	$(121,620)	$529,113	$32,740	$561,853

SILVER BAY REALTY TRUST CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)

	Year Ended December 31,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(9,952)	$(56,697)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,189	25,623
Non-cash management internalization	—	36,173
Non-cash share-based compensation	2,523	1,002
Losses reclassified into earnings from other comprehensive loss	60	481
Amortization and write-off of deferred financing costs	4,668	3,613
Amortization of discount on securitization loan	301	116
Bad debt expense	1,426	671
Net gain on disposition of real estate	(4,044)	(174)
Income tax valuation allowance reversal	941	—
Other	566	840
Net change in assets and liabilities:
Decrease (increase) in escrow cash for operating activities	3,766	5,062
(Increase) decrease in deferred lease fees and other assets	(7,505)	(2,184)
Increase in accounts payable, accrued property expenses, and prepaid rent	3,208	1,799
Decrease in related party payables, net	—	(7,611)
Net cash provided by operating activities	31,147	8,714

Cash Flows From Investing Activities:
Purchase of investments in real estate	(273,266)	(136,045)
Capital improvements of investments in real estate	(25,651)	(37,846)
Decrease (increase) in escrow cash for investing activities	972	(731)
Proceeds from sale of real estate	29,223	5,979
Cash acquired in management internalization	—	2,069
Other	(43)	(295)
Net cash used by investing activities	(268,765)	(166,869)

Cash Flows From Financing Activities:
Proceeds from securitization loan	—	311,164
Payments on securitization loan	(7,085)	(615)
Proceeds from revolving credit facility	281,963	137,779
Payments on revolving credit facility	(22,587)	(235,508)
Deferred financing costs paid	(5,783)	(12,348)
Purchase of interest rate cap agreements	(2,250)	(393)
Repurchase and retirement of common stock	(12,434)	(31,489)
Dividends paid	(15,032)	(4,298)
Net cash provided by financing activities	216,792	164,292

Net change in cash	(20,826)	6,137
Cash at beginning of year	49,854	43,717
Cash at end of year	$29,028	$49,854

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$15,974	$7,690
Cash paid for taxes	$181	$—
Decrease in fair value of interest rate cap agreements	$1,587	$291
Non-cash investing and financing activities:
Common stock and unit dividends declared, but not paid	$4,978	$2,331
Capital improvements in accounts payable	$597	$1,950
Non-cash management internalization transaction:
Issuance of units to noncontrolling interests	$—	$36,173
Other liabilities acquired in management internalization	$—	$(2,067)

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF SINGLE-FAMILY PROPERTIES
AS OF DECEMBER 31, 2015

Market	Number of Properties (1)	Aggregate Cost Basis(2) (thousands)	Average Cost Basis Per Property (thousands)	Average Age (in years)(3)	Average Square Footage
Atlanta	2,723	$316,287	$116	22.0	1,799
Phoenix	1,424	202,811	142	27.2	1,636
Tampa	1,113	159,426	143	27.6	1,623
Charlotte (4)	686	84,597	123	15.7	1,644
Dallas	504	67,648	134	24.0	1,618
Orlando	496	66,122	133	28.6	1,498
Jacksonville	452	59,652	132	27.4	1,537
Southeast FL (5)	384	76,589	199	44.6	1,494
Northern CA (6)	382	72,662	190	47.4	1,399
Las Vegas	290	41,270	142	19.7	1,717
Columbus	284	33,136	117	38.6	1,414
Tucson	209	17,485	84	43.0	1,330
Southern CA (7)	75	11,999	160	46.8	1,366
Totals	9,022	$1,209,684	$134	27.0	1,641

(1)
Total properties exclude properties reflected as assets held for sale on the Company's consolidated balance sheets and any properties previously acquired in purchases that have been subsequently rescinded or vacated.

(2)
Aggregate cost basis includes all capitalized costs, determined in accordance with GAAP, incurred through December 31, 2015 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost basis includes $14.7 million in capital improvements, incurred from the Company's formation through December 31, 2015, made to properties that had been previously renovated, but does not include accumulated depreciation.

(3)
As of December 31, 2015, approximately 4% of the Company's properties were less than 10 years old, 38% were between 10 and 20 years old, 19% were between 20 and 30 years old, 19% were between 30 and 40 years old, 10% were between 40 and 50 years old, and 10% were more than 50 years old. Average age is an annual calculation.

(4)	Charlotte market includes properties in South Carolina due to its proximity to Charlotte, North Carolina.

(5)	Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties.

(6)	Northern California market currently consists of Contra Costa, Napa and Solano counties.

(7)	Southern California market currently consists of Riverside and San Bernardino counties.

.

SILVER BAY REALTY TRUST CORP.
PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES
AS OF DECEMBER 31, 2015

Market	Number of Properties	Number of Stabilized Properties(1)	Properties Leased	Properties Vacant	Aggregate Portfolio Occupancy Rate	Stabilized Occupancy Rate	Average Monthly Rent(2)
Atlanta	2,723	2,723	2,629	94	96.5%	96.5%	$1,060
Phoenix	1,424	1,424	1,347	77	94.6%	94.6%	1,102
Tampa	1,113	1,113	1,062	51	95.4%	95.4%	1,298
Charlotte	686	685	658	28	95.9%	96.1%	1,063
Dallas	504	504	481	23	95.4%	95.4%	1,297
Orlando	496	496	481	15	97.0%	97.0%	1,155
Jacksonville	452	452	436	16	96.5%	96.5%	1,133
Southeast FL	384	383	356	28	92.7%	93.0%	1,650
Northern CA	382	382	372	10	97.4%	97.4%	1,609
Las Vegas	290	290	285	5	98.3%	98.3%	1,189
Columbus	284	284	276	8	97.2%	97.2%	1,072
Tucson	209	209	200	9	95.7%	95.7%	844
Southern CA	75	75	62	13	82.7%	82.7%	1,225
Totals	9,022	9,020	8,645	377	95.8%	95.8%	$1,167

(1)
The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with an in-place lease are considered stabilized even though such properties may require future renovation to meet the Company's standards and may have existing residents who would not otherwise meet the Company's resident screening requirements.

(2)
Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of December 31, 2015 and reflects rent concessions amortized over the life of the related lease.

SILVER BAY REALTY TRUST CORP.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

Automated Valuation Model or AVM

AVM refers to Silver Bay’s proprietary automated valuation model. The AVM estimates the value of a subject property using comparable sales analysis based on sales data, without reference to the intended use for the subject or comparable properties. The AVM does not consider cash flow or other yield metrics. The values derived by the AVM have not been audited and are not net of any estimated selling costs for the subject property, and there is no assurance that the Company’s estimates of value calculated by use of the AVM are indicative of the amounts that would be realized on the ultimate sale or exchange of these assets.

The AVM uses a number of assumptions in calculating the value of the Company's properties. For any property, the ideal comparable would be an identical property next door, sold recently. Because such a comparable is rarely available, the AVM makes adjustments to the value of comparable sales to account for the differences between a given comparable and the subject property. The AVM calculates an adjustment factor based on a regression analysis of the history of sales in the geographic area, which in economics is known as a hedonic price equation. AVM assumes that only the finite list of factors (gross living area, age of the property, lot size, number of bathrooms, location fixed effect (on the level of census block group or census tract), time fixed effect (measured in three month periods counting back from the estimation date), type of sale fixed effect (normal versus distressed sale, which captures the maintenance condition and a possible discount associated with REO or a distressed seller) and above average condition effect (which attempts to capture properties determined to be in above average condition in the market)) influence the sales price of a property despite additional factors that could actually impact the pricing of a particular property. This assumption limits the reliability of the AVM when valuing a single property because it may not capture the unique character of that particular property. The Company does not believe this assumption materially impedes calculating the value of a larger group of properties. The AVM also assumes a logarithmic relation between the factors used in the regression analysis, as is common in models of this type, and assumes that the Company's properties have been fully renovated to above-average condition. The AVM also relies on the accuracy of the data regarding the Company’s homes and properties used in sales comparisons, which is provided by an independent third party. The potential for inaccurate data limits the reliability of the AVM when valuing a single property where a data error has a more pronounced effect, but the Company does not believe it materially impacts reliability when calculating the value of a larger portfolio of properties.

The Company employs multiple validation measures to assess the reasonableness of the AVM calculations, including comparisons to published home price indices and broker price opinions obtained for Company properties. Additionally, the Company uses the AVM to calculate the value of a random sample of properties purchased in its markets by third parties and then compares this result to the actual sales price for such properties. The calculation performed in January 2016 covered 57,391 comparable sales transactions in November and December 2015 and the aggregate AVM derived value was 0.2% above the aggregate actual sales prices. The Company believes these validation measures provide a reasonable basis for determining the AVM is a fair assessment of the value of the Company’s portfolio.

Estimated Net Asset Value or NAV

Estimated NAV is intended to be an estimate of the value of all of the Company’s assets net of its liabilities. To calculate Estimated NAV, the Company starts with its historical book value, subtracts its historical net investments in real estate and adds its Estimated Portfolio Value (defined below).

Estimated NAV is a non-GAAP financial measure. Silver Bay provides the Estimated NAV and believes such metric is useful as an additional tool for investors seeking to value the Company. This metric should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income (loss) or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

The following is a reconciliation of the Company’s book value to Estimated NAV:

(amounts in thousands except share data)	December 31, 2015		December 31, 2014
	Amount	Per Share(1)	Amount	Per Share(2)
Book value(3)	$561,853	$14.67	$600,895	$15.43
Less: Investments in real estate, net	(1,134,777)	(29.63)	(905,220)	(23.24)
Add: Estimated Portfolio Value	1,416,511	36.99	1,080,240	27.74
Estimated Net Asset Value	$843,587	$22.03	$775,915	$19.93

(1)	Per share amounts are based upon common shares outstanding of 36,063,187 plus 2,231,511 common units for a total of 38,294,698 fully diluted shares outstanding as of December 31, 2015.

(2)	Per share amounts are based upon common shares outstanding of 36,711,694 plus 2,231,511 common units for a total of 38,943,205 fully diluted shares outstanding as of December 31, 2014.

(3)	Book value as defined by GAAP represents total assets less total liabilities and less preferred stock in mezzanine or total equity.

Estimated Portfolio Value

Estimated Portfolio Value refers to the estimated fair market value of the Company’s properties, excluding properties reflected as assets held for sale on the Company's balance sheets. The Estimated Portfolio Value reflects the aggregated values of Silver Bay’s properties as calculated by the AVM less the Estimated Renovation Reserve. For purposes of calculating Estimated Portfolio Value, Silver Bay does not deduct the estimated costs of selling the properties in its portfolio, including commissions and costs, ascribes no value to existing leases or to the portfolio as a whole (as compared to the sum of the values of the individual properties) and does not consider cash flow or other yield metrics.

Estimated Portfolio Value is a non-GAAP financial measure. Silver Bay believes Estimated Portfolio Value is useful as an additional tool for investors seeking to value the Company. This metric should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income (loss) or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. The difference between the Company’s Estimated Portfolio Value and net investments in real estate as of December 31, 2015 and 2014 is attributable to multiple factors, including aggregate home price appreciation in the Company’s markets, its purchasing at discounts to market prices, value created by its renovations in excess of the cost of the renovations, and the exclusion of accumulated depreciation in the calculation of Estimated Portfolio Value.

The following is a reconciliation of the Company’s investments in real estate to Estimated Portfolio Value:

(amounts in thousands except share data)	December 31, 2015		December 31, 2014
	Amount	Per Share(1)	Amount	Per Share(2)
Investments in real estate, gross	$1,209,684	$31.59	$948,370	$24.35
Accumulated depreciation	(74,907)	(1.96)	(43,150)	(1.11)
Investments in real estate, net	1,134,777	29.63	905,220	23.24
Add: Increase in estimated fair market value of investments in real estate(3)	300,407	7.85	180,535	4.64
Less: Estimated Renovation Reserve	(18,673)	(0.49)	(5,515)	(0.14)
Estimated Portfolio Value	$1,416,511	$36.99	$1,080,240	$27.74

(1)	Per share amounts are based upon common shares outstanding of 36,063,187 plus 2,231,511 common units for a total of 38,294,698 fully diluted shares outstanding as of December 31, 2015.

(2)	Per share amounts are based upon common shares outstanding of 36,711,694 plus 2,231,511 common units for a total of 38,943,205 fully diluted shares outstanding as of December 31, 2014.

(3)
Difference between AVM derived value of the Company's portfolio of properties of $1.4 billion and $1.1 billion as of December 31, 2015 and 2014, respectively, which assumes all properties are fully renovated, and net investments in real estate.

Estimated Renovation Reserve

Estimated Renovation Reserve is the estimated renovation cost for properties in the portfolio for which an initial renovation has not been completed by the Company, including properties acquired with an in-place lease. Silver Bay prepares an Estimated Renovation Reserve to account for the AVM assumption that all Silver Bay properties have been fully renovated to above average condition. To calculate the Estimated Renovation Reserve, the Company identifies each property that is either (1) not stabilized and for which an initial renovation has not yet been completed or (2) was acquired with an in-place lease and has not yet undergone an initial renovation performed by the Company (including the recently acquired properties from The American Home Real Estate Investment Trust ("TAH")). The Company then estimates the remaining renovation expenditures for these properties using historical renovation averages to determine the reserve for properties acquired with an in-place lease and renovation bids, or, if a bid is not yet known, historical averages, for non-stabilized properties, in each case adjusted for the amount of actual renovation expenditures incurred to date. During the fourth quarter of 2015, the Company increased the renovation reserve related to the estimated cost of completing the initial renovation on certain properties acquired from TAH based upon a change in estimate using actual experience to date on this portfolio. After completing an initial renovation, the Company does not make additional adjustments to reflect changes to the condition of a property. If the Company does not accurately estimate renovation costs, the Estimated Renovation Reserve may differ materially from the costs actually incurred in renovating its properties, which would have a corresponding impact on the Estimated Portfolio Value and Estimated NAV.

Net Operating Income

Net operating income (“NOI”) is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners’ association fees, and property management expenses. NOI excludes depreciation and amortization, the former advisory management fees, management internalization, portfolio acquisition expense, general and administrative expenses, share-based compensation, interest expense, net gain on disposition of real estate, ineffectiveness of interest rate cap agreements, income tax benefit, net and other non-comparable items as applicable. Additionally, NOI excludes certain property management add backs, such as the former 5% property management fee payable prior to the management internalization because it more closely represents additional advisory management fee, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the Company's real estate operations.

The following is a reconciliation of the Company's NOI to net loss as determined in accordance with GAAP for the three months and years ended December 31, 2015 and 2014 (amounts in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(798)	$(2,492)	$(9,952)	$(56,697)
Depreciation and amortization	10,115	6,823	35,189	25,623
Advisory management fee - affiliates	—	—	—	6,621
Management internalization	—	194	—	39,373
Portfolio acquisition expense	18	—	2,064	—
General and administrative	3,991	3,016	15,915	10,334
Share-based compensation	718	292	2,613	1,022
Interest expense	5,968	2,876	21,275	11,586
Net gain on disposition of real estate	(1,724)	(13)	(4,044)	(174)
Ineffectiveness of interest rate cap agreements	51	—	51	480
Other expense	319	101	383	785
Income tax benefit, net	(905)	—	(758)	—
Property operating and maintenance add back:
Market ready costs prior to initial lease and other	—	58	169	278
Property management add backs	—	—	—	478
Net operating income	$17,753	$10,855	$62,905	$39,709
Net operating income as a percentage of total revenue	57.9%	52.5%	55.3%	51.0%

NOI should not be considered an alternative to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of Silver Bay’s performance or as measures of liquidity. Although the Company uses this non-GAAP measure for comparability in assessing its performance against other REITs, not all REITs compute this non-GAAP measure in the same manner. Accordingly, there can be no assurance that the Company’s basis for computing this non-GAAP measure is comparable with that of other REITs.

Funds From Operations and Core Funds From Operations

Funds From Operations ("FFO") is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO.

Core Funds From Operations ("Core FFO") is a non-GAAP financial measure that the Company uses as a supplemental measure of performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, including those associated with the portfolio of properties acquired from TAH, certain fees and expenses related to the securitization transaction, share-based compensation, costs associated with the management internalization, write-offs of expenses associated with changes in debt structure, income tax (benefit) on the disposition of real estate and certain other non-cash or non-comparable costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non-GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO.  Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time, whereas real estate costs that are expenses are accounted for as a current period expense.  This impacts FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO.  Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are excluded from the calculation of FFO and Core FFO.

FFO and Core FFO are calculated on a gross basis and, as such, do not reflect adjustments for the noncontrolling interests - Operating Partnership. The following table sets forth a reconciliation of the Company's net loss as determined in accordance with GAAP and calculations of FFO and Core FFO for the three months and years ended December 31, 2015 and 2014. Also presented is information regarding the weighted-average number of shares of the Company's common stock and common units of the Operating Partnership outstanding used for the computation of FFO and Core FFO per share (amounts in thousands, except share and per share amounts):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss(1)	$(798)	$(2,492)	$(9,952)	$(56,697)
Depreciation and amortization	10,115	6,823	35,189	25,623
Net gain on disposition of real estate	(1,724)	(13)	(4,044)	(174)
Other expense (income)	49	10	(190)	731
Funds from operations	$7,642	$4,328	$21,003	$(30,517)
Adjustments:
Portfolio acquisition expense(2)	$18	$—	$2,064	$—
Acquisition fees and costs expensed and other(3)	—	—	—	815
Securitization fees and costs expensed(4)	—	—	—	801
Share-based compensation	718	292	2,613	1,022
Market ready costs prior to initial lease and other	—	58	169	278
System implementation costs	—	—	—	139
Management internalization(1)	—	194	—	39,373
Write-off of deferred financing fees	—	—	31	1,058
Ineffectiveness of interest rate cap agreements	51	—	51	480
Amortization of discount on securitization loan	76	75	301	116
Income tax (benefit) on disposition of real estate	(941)	—	(941)	—
Other (income) expense(5)	—	(6)	114	—
Core funds from operations	$7,564	$4,941	$25,405	$13,565
FFO	$7,642	$4,328	$21,003	$(30,517)
Preferred stock distributions	(25)	(25)	(100)	(100)
FFO available to common shares and units	$7,617	$4,303	$20,903	$(30,617)
Core FFO	$7,564	$4,941	$25,405	$13,565
Preferred stock distributions	(25)	(25)	(100)	(100)
Core FFO available to common shares and units	$7,539	$4,916	$25,305	$13,465
Weighted average common shares and units outstanding(6)	38,300,709	39,400,582	38,441,510	38,688,548
FFO per share	$0.20	$0.12	$0.54	$(0.79)
Core FFO per share	$0.20	$0.13	$0.66	$0.35

(1)
Includes costs to internalize the former advisory manager of $39.4 million, primarily related to issuance of common units of the operating partnership and to a lesser extent, certain transaction costs and assumption of certain liabilities during the year ended December 31, 2014.

(2)	Includes a one-time expense for costs related to TAH portfolio acquisition.

(3)	Includes a one-time expense reflected in general and administrative expense to acquire the former Tampa third-party property manager.

(4)	Represents non-capitalizable costs related to the Company's securitization transaction for personnel and other matters.

(5)	Non-comparable costs from prior periods.

(6)	Represents the weighted average of common shares and common units in the operating partnership outstanding for the periods presented.